Exhibit 10.8

Confidential

ZCG CONSULTING, LLC

Financial Times Building

1330 Avenue of the Americas, 16th Floor

New York, NY 10019

October 28, 2021

Gaming & Hospitality Acquisition Corp.

Attn: Andrei Scrivens, CFO

3755 Breakthrough Way Suite 300

Las Vegas, NV 89135

Dear Mr. Scrivens:

This Consulting Agreement (this “Consulting Agreement”) is being entered into between Gaming & Hospitality Acquisition Corp., a Delaware corporation (the “Company”), and ZCG Consulting, LLC, a Delaware limited liability company (“ZCGC”), pursuant to which ZCGC will provide advisory and consulting services to the Company pursuant to the terms hereof:

1.	The scope of ZCGC’s services (collectively, the “Services”) will include the following:

(i)

Ryan Paskin will act as an operations and financial consultant to the Company. Mr. Paskin shall perform such services and duties as reasonably required by the special committee of the board of directors of the Company (the “Special Committee”) to whom he shall report and within the scope of such position or otherwise agreed by ZCGC and the Special Committee;

(ii)

Glenn Walsh will act as a human resources consultant to the Company. Mr. Walsh shall perform such services and duties as reasonably required by the Special Committee to whom he shall report and within the scope of such position or otherwise agreed by ZCGC and the Special Committee;

(iii)

Said Toro will act as an information technology consultant to the Company. Mr. Toro shall perform such services and duties as reasonably required by the Special Committee to whom he shall report and within the scope of such position or otherwise agreed by ZCGC and the Special Committee;

(iv)

Brian Cooper will act as a real estate consultant to the Company. Mr. Cooper shall perform such services and duties as reasonably required by the Special Committee to whom he shall report and within the scope of such position or otherwise agreed by ZCGC and the Special Committee;

(v)

Geoff Griffen will act as a finance consultant to the Company. Mr. Griffen shall perform such services and duties as reasonably required by the Special Committee to whom he shall report and within the scope of such position or otherwise agreed by ZCGC and the Special Committee;

(vi)	Consultation, guidance and assistance in those business areas delegated by the Special Committee and agreed by ZCGC;

(vii)	Management of all functions and activities delegated by the Special Committee and agreed by ZCGC; and

(viii)	Such other duties as shall be determined and directed by the Special Committee and agreed byZCGC.

In the performance of the Services under this Consulting Agreement, ZCGC shall use its commercially reasonable efforts and ZCGC shall devote only so much of its time and attention as is necessary to provide the Services in a timely and competentmanner. ZCGC makes no representations or warranties, express or implied, in respect of the Services to be provided by ZCGC hereunder.

2. ZCGC shall be entitled to rely upon the information provided by the Company’s personnel, vendors and other associated third parties and to assume that it is correct in all material respects. ZCGC shall have no obligation to independently verify such information.

3. The Company shall retain responsibility for its compliance with all applicable federal, state and local laws and regulations relating to the Company’s use of the Services.

4. ZCGC will not provide any Services which require local, state or federal licensure or certification. ZCGC is not providing any legal advice or counsel under this Consulting Agreement. Without limiting the foregoing, ZCGC is not providing an interpretation of any laws or regulations that may be applicable to the Company or that are otherwise related to the Services. While ZCGC personnel may, through experience or specialized training or both, be familiar with the general regulatory environment, in providing the Servicessuch personnel will work under the direction of the Company and its legal counsel regarding thespecific legal and regulatory requirements under which the Company operates.

5. ZCGC shall be entitled to compensation as determined in accordance with Exhibit 1 and the reimbursement of any reasonable and documented out-of-pocket expenses, including but not limited to expenses incurred for non-local travel; meals; lodging; postage; telephone; document reproduction, telecopy and computer charges and database access fees; and reasonable fees and expenses of counsel, consultants and advisors retained by ZCGC upon advance written approval ofthe Company, incurred in connection with the Services (collectively “ZCGC Compensation”); provided that the ZCGC Compensation (other than out-of-pocket expenses) will be subject to a 25% discount with respect to any transaction that is abandoned, cancelled or terminated.

6. The ZCGC Compensation shall be payable by the Company to Z Capital Partners, L.L.C. by wire transfer in same-day funds to the account specified by ZCGC from time to time promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Consulting Agreement and the Company’s standard policy for reimbursement of expenses as it relates to the timing and documentation of such reimbursement; provided that ZCGC shall not invoice the Company with respect to any (a) amount prior to May 2021 or (b) particular transaction until the definitive agreement for such transaction is signed or such transaction is abandoned, cancelled or terminated. ZCGC shall inform the Company of its accrued but unpaid fees and expenses in writing on a monthly basis to a representative of the Company designated in writing. ZCGC’s invoices under this Consulting Agreement shall be approved by the Special Committee after consultation with the Company’s management. In the event any

ZCGC personnel is appointed as a member of the Board, any fees owed or compensation paid to such person in connection therewith shall be in addition to and not in lieu of, and shall not be offset against, any compensation or expense due under this Consulting Agreement.

7. To the extent that the Company cannot pay, or cause to be paid, the ZCGC Compensation for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any agreement or indenture governing indebtedness of the Company, the payment by the Company to Z Capital Partners, L.L.C. of the accrued and payable ZCGC Compensation will be deferred and will be payable immediately on the earlier of (i) the first date on which the payment of such deferred ZCGC Compensation is no longer prohibited under any such law, agreement or indenture applicable to the Company and the Company is otherwise able to make such payment, or cause such payment to be made and (ii) total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company, any forbearance of collection of the ZCGC Compensation, as applicable, by Z Capital Partners, L.L.C. shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company. Any such forbearance shall be at Z Capital Partners, L.L.C.’s sole option and discretion.

8. Notwithstanding anything to the contrary contained in this Consulting Agreement, the parties hereto acknowledge and agree that all amounts payable under this Consulting Agreement will be solely the obligations of the Company.

9. Indemnification.

(i)

To the extent permissible under applicable law, the Company will, and will cause its Controlled Entities (as defined below) to, indemnify and hold harmless ZCGC and its former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, including shareholders, members, advisers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several, related to, arising out of or in connection with the performance of the Services or other services contemplated by this Consulting Agreement or the engagement of ZCGC pursuant to, and the performance by ZCGC of the Services or other services contemplated by, this Consulting Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company or its subsidiaries (the “Liabilities”); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make, and/or cause the Controlled Entities to make, the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Company will, and/or will cause its Controlled Entities to, reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, subject to an undertaking that the Indemnified Party will return any such reimbursement to the Company, or the applicable Controlled Entities, if it is determined by a court, in a final judgment from which no appeal may be taken, that such Indemnified Party is not entitled to indemnification. The Company agrees that it will not, and will cause the Controlled Entities not to, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence, willful misconduct, bad faith or fraud of such Indemnified Party or as otherwise provided under applicable law. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company or by its Controlled Entities as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted from the gross negligence, willful misconduct, bad faith or fraud of such Indemnified Party or the Indemnified Party is otherwise not entitled to indemnification. For the avoidance of doubt, in no event shall the Company or its subsidiaries have any liability to any Indemnified Party for any Liabilities arising from any failure to agree to any conditions, restrictions, obligations or requirements in connection with applicable antitrust laws, except to the extent such failure arises in connection with a transaction in which the Company or its subsidiaries are party. The Company shall not be liable for any settlement or compromise agreed by any Indemnified Party without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii)

The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law of the State of Delaware as set forth in the Delaware Code, (ii) this Consulting Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Indemnified Parties pursuant to which the Indemnified Parties are indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the articles of incorporation, articles of organization, bylaws, partnership agreement, operating agreement, articles of formation, articles of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). The Company waives, relinquishes and releases all Indemnified Party-Related Entities from any and all claims against the Indemnified Party-Related Entities for contribution, subrogation or any other recovery and under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to the Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to this Paragraph 9(ii) entitled to enforce this Paragraph 9(ii) as though each such Indemnified Party-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Consulting Agreement.

(iii)

For purposes of this Consulting Agreement, the term (i) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the articles of incorporation, articles of organization, bylaws, partnership agreement, limited liability company or operating agreement, articles of formation, articles of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand, and (ii) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

(iv)

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

10. Disclaimer, Release and Limitation of Liability.

(i)

Neither ZCGC nor any of its affiliates make any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall ZCGC or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct, bad faith, gross negligence or fraud of ZCGC or any Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction.

(ii)

In recognition (i) that ZCGC and its affiliates (other than the Company and its subsidiaries) performing the Services or other services under this Consulting Agreement (ZCGC and each such affiliate, each a “Consultant” and collectively, the “Consultant Group”) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which a member of the Consultant Group may serve as an adviser, a director or in some other capacity, (ii) that members of the Consultant Group have myriad duties to various investors and partners and in anticipation that the Company, on the one hand, and the members of the Consultant Group (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, (iii) of the benefits to be derived by the Company hereunder, and (iv) of the difficulties which may confront any adviser who desires and endeavors fully to satisfy such adviser’s duties in determining the full scope of such duties in any particular situation, the provisions of this Paragraph 10(ii) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve ZCGC. Except as ZCGC may otherwise agree in writing after the date hereof:

(a)

Each member of the Consultant Group (including each of their associated investment funds and portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that such Consultant believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Paragraph 10(ii); and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person (other than any such potential transaction, matter or business opportunity that is expressly offered or presented to a member of the Consultant Group primarily because of such party’s relationship to the Company).

(b)

Except as specified in Paragraph 10(ii)(b) hereof, no member of the Consultant Group shall have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Paragraph 10(ii)(a) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require ZCGC or any of its affiliates to act in a manner inconsistent with the provisions of this Paragraph 10(ii).

(c) No member of the Consultant Group shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise), other than the obligation to act in accordance with the implied covenant of good faith and fair dealing, by reason of any activities or omissions of the types referred to in this Paragraph 10(ii) or of any such person’s participation therein.

(iii)

The Company, on behalf of itself and that of the Controlled Entities, hereby irrevocably and unconditionally releases and forever discharges ZCGC and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Services or other services contemplated by this Consulting Agreement or the engagement of ZCGC pursuant to, and the performance by ZCGC of the Services or other services contemplated by, this Consulting Agreement that the Company or any Controlled Entity may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct, bad faith, gross negligence or fraud of ZCGC or Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction. For avoidance of doubt, such release shall only apply to any acts or omissions of ZCGC or any Indemnified Party occurring prior to the effectiveness of this Consulting Agreement.

(iv)

In no event will ZCGC or any Indemnified Party be liable to the Company or any of its affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to or arising out of or in connection with the Services or other services contemplated by this Consulting Agreement or the engagement of ZCGC pursuant to, and the performance by ZCGC of the Services or other services contemplated by, this Consulting Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence, willful misconduct, bad faith or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the fees actually received by ZCGC hereunder, except with respect to any act or omission that constitutes gross negligence, willful misconduct, bad faith or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction.

11. At the conclusion of this engagement, ZCGC may place customary “tombstone” advertisements in financial and other newspapers and journals, at its own expense, describing its services under this Consulting Agreement, subject to prior written approval by the Company, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that no such advertisement or announcement will disclose the financial terms of any transaction).

12. The term of this Consulting Agreement shall commence on the date hereof and shall be terminable by either the Company or ZCGC upon written notice to the other party, without liability or continuing obligation except as set forth in the remainder of this Paragraph 12. Notwithstanding any such termination, ZCGC will be entitled to and the Company shall remain liable for the ZCGC Compensation through the effective date of such termination. The provisions of Paragraphs 2 through 22 of this Consulting Agreement, inclusive, will survive any terminationof this Consulting Agreement.

13. ZCGC has been retained under this Consulting Agreement as an independent contractor with no fiduciary or agency relationship to the Company. Notwithstanding anything to the contrary contained in this Consulting Agreement, the parties hereto acknowledge and agree that the employees, agents and professionals of ZCGC are independent contractors hired by the Company and shall in no event be considered employees or agents of the Company, nor shallthey be entitled to or eligible, by reason of the contractual relationship hereby created, to participate in any benefits or privileges given or extended by the Company to its employees. This Consulting Agreement will inure to the sole and exclusive benefit of ZCGC, the Company and their respective successors and representatives. This Consulting Agreement may not be assigned or delegated by either party, including any assignment by operation of law, without the prior written consent of the other party.

14. This Consulting Agreement will be governed by and construed in accordance with the laws of the State of Delaware in the United States of America applicable to agreements executed and to be performed entirely within that state. The parties agree to the exclusive jurisdiction of the state and federal courts in Wilmington, Delaware USA to resolve any disputes or disagreements that may arise under any provision of this Consulting Agreement.

15. This Consulting Agreement may not be amended or modified, nor may any provision be waived, except in writing signed by both parties.

16. Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by email with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to ZCGC:

c/o Z Capital Partners, L.L.C.

1330 Avenue of the Americas, 16th Floor

New York, NY 10019

Attention: Legal Department

Email: legal@zcap.net

if to the Company:

Gaming & Hospitality Acquisition Corp.

3755 Breakthrough Way Suite

300

Las Vegas, NV 89135

Attention: Andrei Scrivens, CFO

Email: andrei.scrivens@gamingandhospitality.net

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

17. This Consulting Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them, relating to the subject matter of this Consulting Agreement.

18. If any term, provision, covenant or restriction contained in this Consulting Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Consulting Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

19. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF ZCGC’S ENGAGEMENT, ANY TRANSACTION OR CONDUCT IN CONNECTION THEREWITH, OR THIS CONSULTING AGREEMENT.

20. All communications hereunder may be made in writing and delivered by facsimile or by electronic means, and this Consulting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Consulting Agreement and each of which shallbe deemed an original.

21. Reference is made to the final prospectus of the Company, dated as of February 2, 2021 and filed with the SEC on February 4, 2021 (File No. 333-252182) (the “Prospectus”). By this Consulting Agreement, the Company hereby notifies ZCGC that, as detailed in the Prospectus, the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their the Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by an amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Consulting Agreement with ZCGC, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ZCGC hereby agrees that, notwithstanding anything to the contrary in this Consulting Agreement, ZCGC does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) under this Consulting Agreement (collectively, the “Released Claims”). ZCGC irrevocably waive any Released Claims that it may have against the Trust Account (including any distributions therefrom) now or in the future under this Consulting Agreement and will not seek recourse against the Trust Account (including any distributions therefrom) under this Consulting Agreement. ZCGC agrees and acknowledges that such irrevocable waiver is material to this Consulting Agreement and specifically relied upon by the Company to induce the Company to enter into this Consulting Agreement, and ZCGC further intends and understands such waiver to be valid, binding and enforceable against it under applicable law. To the extent ZCGC commences any action or proceeding based upon this Consulting Agreement which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, ZCGC hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit you to have any claim under this Consulting Agreement against the Trust Account (including any distributions therefrom)

or any amounts contained therein. In the event ZCGC commence any action or proceeding based upon this Consulting Agreement which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company and its representatives, as applicable, shall be entitled to recover from you the associated legal fees and costs in connection with any such action, in the event the Company or its representatives, as applicable, prevails in such action or proceeding.

22. ZCGC and its representatives shall not disclose any nonpublic information provided by or on behalf of the Company to ZCGC or any of its representatives to any other person or entity without the prior written consent of the Company except as required by law or requested by a governmental authority or self-regulatory organization.

23. If the foregoing correctly sets forth our understanding, please date, sign and return to us an executed copy of this Consulting Agreement, whereupon this Consulting Agreement will constitute a binding agreement as set forth below under your signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely,

ZCG Consulting, LLC

By:	/s/ James J. Zenni, Jr.
Name:	James J. Zenni, Jr.
Title:	President & Chief Executive Officer

[Signature Page to Consulting Agreement]

AGREED TO AND ACCEPTED BY:

Gaming & Hospitality Acquisition Corp.

By:	/s/ Andrei Scrivens
Name:	Andrei Scrivens
Title:	Chief Financial Officer

[Signature Page to Consulting Agreement]

EXHIBIT 1

COMPENSATION

Position	Current Consultants	Hourly Rate
Operating Partners	Ryan Paskin	$650
	Glenn Walsh	$650
	Said Toro	$500
	Brian Cooper	$650
Operating Associate	Geoff Griffen	$300

Rates are subject to adjustment from time to time by ZCGC with the prior written consent of the Company. Additional Operating Partners or Operating Associates may be added with the prior written consent of the Company and will be billed and the then-current rate.